Exhibit 10.1

GUARANTY

THIS GUARANTY, dated as of March 17, 2014 (this “Guaranty”), is entered into by Joel Weinshanker (the “Guarantor”) in favor of Hastings Entertainment, Inc., a Texas corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

RECITAL

Draw Another Circle, LLC, a Delaware corporation (“Parent”), Hendrix Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into that certain Agreement and Plan of Merger dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), and the Guarantor is entering into this Guaranty as a condition and inducement to the Company’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby consents and agrees as follows:

AGREEMENT

1. Guaranty. Subject to the terms and conditions contained herein, the Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees, as a primary obligor and not merely a surety, to the Company the due, punctual and complete discharge of all obligations of Parent and/or Merger Sub to (a) cause the Merger Consideration to be paid to holders of Company Common Stock, as provided in Section 1.5(a)(iii) of the Merger Agreement; (b) cause the payments to be made to the holders of Company Options, as provided in Section 1.8 of the Merger Agreement, provided, for the avoidance of doubt, that the obligations in this clause “(b)” shall only apply to the extent the holder of a Company Option is entitled to receive a payment pursuant to such Section and (c) cause the Company Expenses to be paid to the Company as provided in Section 7.3(d) of the Merger Agreement (the foregoing clauses “(a)”, “(b)” and “(c)”, the “Obligations”). All payments hereunder shall be made in lawful money of the United States, by wire transfer of immediately available funds to an account designated by the Company.

2. Nature of Guaranty. During the term hereof, this Guaranty is an unconditional, irrevocable and continuing guaranty of payment, and the Obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. Notwithstanding the foregoing, (i) any failure of a condition contained in the Merger Agreement or of the Company to comply with the Merger Agreement (whether such breach results from fraud or misrepresentation of the Company or otherwise) that would relieve Parent and Merger Sub of their obligations under the Merger Agreement shall likewise relieve the Guarantor of his obligations hereunder and (ii) the Guarantor shall be entitled to the benefit of any defenses or limitations of damages that may be available to Parent and Merger Sub under the

Merger Agreement (other than those that may arise in consequence of any bankruptcy, insolvency, reorganization or similar proceedings affecting Parent or Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement).

3. Certain Waivers and Acknowledgments.

(a) To the fullest extent permitted by applicable Legal Requirements, the Guarantor hereby expressly and unconditionally waives any and all rights or defenses arising by reason of any Legal Requirement which would otherwise require any election of remedies by the Company, promptness, diligence, notice of the acceptance of this Guaranty and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Obligations incurred and all other notices of any kind (other than notices to Parent pursuant to the Merger Agreement or this Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar Legal Requirement now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement and all suretyship defenses generally (other than: (i) fraud by the Company or (ii) defenses to the payment of the Obligations under the Merger Agreement that are available to Parent).

(b) That Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

4. No Waiver; Exclusive Remedy.

(a) No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder or under the Merger Agreement preclude any other or future exercise of any right, remedy or power hereunder. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights against, Parent or Merger Sub or any other Person liable for any of the Obligations prior to proceeding against the Guarantor hereunder.

(b) The Company’s remedies against the Guarantor under this Guaranty shall, and are intended to be, the sole and exclusive direct or indirect remedies available to the Company against the Guarantor.

5. Representations and Warranties. The Guarantor hereby represents and warrants that:

(a) the execution, delivery and performance of this Guaranty has been duly authorized by all necessary action and does not violate any Legal Requirement or contractual restriction binding on the Guarantor or its assets, except any such violations that would not impair in any material respect the Guarantor’s obligations under this Agreement;

(b) except as set forth in the Merger Agreement, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Body necessary for the due execution, delivery and performance of this Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Body is required in connection with the execution, delivery or performance of this Guaranty;

(c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies;

(d) the Guarantor is solvent and the execution of this Agreement does not and will not render the Guarantor insolvent; and

(e) the financial information included in the “Personal Financial Statement” of the Guarantor furnished to the Special Committee of the Company’s Board of Directors in connection with this Guaranty (the “Financial Information”) present fairly the financial condition of the Guarantor as at the dates thereof.

6. Covenants. The Guarantor covenants and agrees that, until the termination of this Guaranty pursuant to Section 9(b):

(a) the Guarantor will not permit his tangible net worth, as determined by GAAP, to be less than four (4) times the amount of the Obligations contemplated by Sections 1(a) and 1(b); and

(b) in the event all conditions to effect the Merger set forth in Sections 6.1 and 6.2 of the Merger Agreement are satisfied and/or waived in accordance with the terms thereof and Parent is unable to obtain financing in an amount sufficient to permit it to satisfy the Obligations upon consummation of the Merger, Guarantor shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions necessary to provide Parent with financing in an amount sufficient to permit Parent to so satisfy the Obligations.

7. Successors and Assigns.

(a) Subject to the provisions of Section 7(b), this Guaranty shall inure to the benefit of the successors or permitted assigns of the parties who shall have, to the extent of their interests, the rights of the assigning party hereunder.

(b) This Guaranty is binding upon the parties’ successors and assigns. The Guarantor shall not assign its obligations hereunder to any other Person without the prior written consent of the Company. The Company shall not assign this Guaranty (or its rights or obligations hereunder) to any other Person without the prior written consent of the Guarantor. Any purported assignment in violation of this provision shall be void.

8. Notices. Any notice or other communication required or permitted to be delivered to any party under this Guaranty shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two business days after sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties hereto):

If to the Guarantor, to:

Joel Weinshanker

c/o National Entertainment Collectibles Association, Inc.

603 Sweetland Avenue

Hillside, NJ 07205

E-mail: joelw@necaonline.com

With a copy (which shall not constitute notice) to:

Cooley LLP

Attn: Cathy Hershcopf, Esq.

1114 Avenue of Americas

New York, NY 10036

Email: chershcopf@cooley.com

Cooley LLP

Attn: Barbara Borden, Esq.

4401 Eastgate Mall

San Diego, CA 92121

Email: bordenbl@cooley.com

If to the Company, to:

Hastings Entertainment, Inc.

Attn: John H. Marmaduke

3601 Plains Boulevard

Amarillo, Texas 79102

Email: John.Marmaduke@goHastings.com

with a copy to (which shall not constitute notice):

Kelly Hart & Hallman LLP

Attn: S. Benton Cantey

201 Main Street, Suite 2500

Fort Worth, Texas 76102

Email: benton.cantey@kellyhart.com

and

Haynes and Boone, LLP

Attn: W. Scott Wallace

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Email: scott.wallace@haynesboone.com

9. Continuing Guaranty; Termination.

(a) Continuing Guaranty. Except as set forth in Section 9(b), this Guaranty may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor and his successors and assigns until the payment or satisfaction in full of all of the Obligations.

(b) Termination. Notwithstanding anything to the contrary contained herein, this Guaranty shall terminate and be of no further force or effect as of the earlier of (i) the irrevocable deposit of funds with the Paying Agent pursuant to Section 1.6(a) of the Merger Agreement along with the payment to the holders of Company Options pursuant to Section 1.8(b) of the Merger Agreement and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, if, upon the termination of the Merger Agreement, Parent is obligated to pay the Company Expenses to the Company in accordance with Section 7.3(d) of the Merger Agreement, this Guaranty shall survive the termination of the Merger Agreement with respect to the Obligations described in Section 1(c) until the payment to the Company of the Company Expenses as provided in Section 7.3(d) of the Merger Agreement, at which time this Guaranty shall terminate and be of no further force or effect with respect to such Obligations.

10. No Recourse. Notwithstanding anything that may be expressed or implied in this Guaranty or any document or instrument delivered in connection herewith, the Company, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person (including, without limitation, National Entertainment Collectibles Association, Inc., a New Jersey corporation) other than the Guarantor shall have any obligation hereunder and that this Guaranty shall not create any recourse or right of recovery against any Person other than Guarantor, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against any Person, whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any Legal Requirement, or otherwise.

11. Enforcement. Notwithstanding anything to the contrary contained herein, nothing in this Guaranty shall prevent the Company from seeking to enforce the Merger Agreement in accordance with its terms against Parent and Merger Sub.

12. Governing Law; Jurisdiction; Service of Process. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 8.5(c) of the Merger Agreement, in any action or proceeding arising out of or relating to this Guaranty: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the Potter County, Texas and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient forum; (ii) if any such action is commenced in a state court, then, subject to applicable Legal Requirements, any party may petition for the removal of such action to any federal court located in the Northern District of Texas; and (iii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.

13. Attorneys’ Fees. In any action at law or suit in equity to enforce this Guaranty or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a sum for its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

14. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Guaranty or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Guaranty is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Guaranty shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

15. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved in writing by each of the Company and the Guarantor.

16. Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Guaranty.

17. No Third Party Beneficiaries. Nothing set forth in this Guaranty shall be construed to confer upon or give to any Person other than the Company any rights or remedies under or by reason of this Guaranty or to confer upon or give to any Person any rights or remedies against any Person other than the Guarantor under or by reason of this Guaranty.

18. Counterparts. This Guaranty may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Guaranty (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Guaranty.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first written above.

GUARANTOR

/s/ Joel Weinshanker
Joel Weinshanker

HASTINGS ENTERTAINMENT, INC.

By:	/s/ Dan Crow
	Name:	Dan Crow
	Title:	Chief Financial Officer